Exhibit 10.14

LEASE ADDENDUM NO.2

THIS LEASE ADDENDUM NO. 2 (“Addendum No. 2”) is made effective as of the 12th day July, 2004 (the “Effective Date”), by and between 2795 E. COTTONWOOD PARKWAY, L.C., a Utah limited liability company (“Landlord”), and SONIC INNOVATIONS, INC., a Delaware corporation (“Tenant”), as an addendum to that certain Lease Agreement between Landlord and Tenant dated the 28th day of April, 1999, as amended by that certain Lease Addendum No. 1 dated the 9th day of April, 2004 (“Addendum No. 1”) (collectively, the “Lease”). Landlord and Tenant are sometimes collectively referred to below as the “parties.”

RECITALS:

A. Pursuant to the Lease, Tenant leased from Landlord certain commercial office space a building (the “Building”) constructed on real property owned by Landlord located at 2795 East Cottonwood Parkway in Salt Lake County, Utah, as more particularly described in the Lease.

B. The parties desire to further modi1’ and amend the Lease, subject to the terms and conditions of this Addendum No. 2. NOW, THEREFORE, for and in consideration of the parties’ covenants and agreements contained herein and in the Lease, Landlord and Tenant covenant and agree as follows:

AGREEMENT:

1. Recitals. The recitals to this Addendum No. 2 are an integral part of the agreement and understanding of the parties, and are incorporated by reference in this Addendum No. 2.

2. Definitions. The definitions of certain of the capitalized terms used in this Addendum No. 2 not expressly defined in this Addendum No. 2 will have the respective meanings set forth in the Glossary of Defined Terms attached as Exhibit A to the Lease or elsewhere in the Lease.

3. Reduced Premises. Section 4 of Addendum No. 1 is hereby deleted in its entirety and the following language substituted therefor:

4. Reduced Premises. Effective as of July 12, 2004, the Premises (as described in Section A of Part I of the Lease) shall be reduced by approximately 3,467 square feet of Rentable Area (3,015 usable square feet) (the “Relinquished Space #1”), so that the reduced Premises totals approximately 51,800 square feet of Rentable Area (46,387 usable square feet). As of September 1, 2004, the Premises shall be reduced by an additional approximately 11,985 square feet of Rentable Area (10,422 usable square feet) (the “Relinquished Space #2”), so that the reduced Premises totals approximately 39,815 square feet of Rentable Area (35,965 usable square feet) (Relinquished Space #1 and Relinquished Space #2 shall be collectively referred to herein as the “Relinquished Space”).

The location of Relinquished Space #1 and Relinquished Space #2 is shown on the Floor Plan attached as Exhibit “A” to this Addendum No. 2. and the description of the Premises contained in Section A of Part I of the Lease is amended accordingly. The Exhibit “A” attached hereto replaces and supercedes the Exhibit “A” attached to Addendum No. 1.

4. Termination of the Lease With Respect to the Relinquished Space. Section 5 of Addendum No. 1 is hereby deleted in its entirety and the following language substituted therefor:

5. Termination of the Lease With Respect to the Relinquished Space. Subject to the satisfaction of the conditions set forth in this Section, as of July 12, 2004, with respect to Relinquished Space #1, and September 1, 2004, with respect to Relinquished Space #2, the Lease with respect to the applicable Relinquished Space is cancelled and terminated and all right, title, and interest of Tenant in and to the applicable Relinquished Space is extinguished. Such terminations shall not release or discharge Tenant from any obligations that have accrued under the Lease with respect to the applicable Relinquished Space prior to the termination date thereof. Following such terminations, Landlord and Tenant shall be relieved from any further liability under the Lease with respect to the applicable Relinquished Space and the obligations of Landlord and Tenant to one another under the Lease with respect to the applicable Relinquished Space shall be only those, which pursuant to the Lease or applicable law, expressly survive termination or expiration of the Lease. Notwithstanding the above, the termination of the Lease with respect to the applicable Relinquished Space shall only become effective upon satisfaction of the following conditions:

(i) Landlord’s receipt of all Base Rent and Additional Rent accrued under the Lease with respect to the applicable Relinquished Space through the respective termination dates.

(ii) Tenant’s vacation of the applicable Relinquished Space on or before the respective termination dates, with the condition of the applicable Relinquished Space on the respective termination dates being that required by Sections 6.4 and 26 of the Lease, except for such maintenance and repairs as may be necessary to address any matters shown on the Property Inspection Report & Check List, dated April 1, 2004, attached hereto as Exhibit “B”, which shall be Landlord’s obligation.

Landlord shall accept the Relinquished Space in its “AS-IS” condition, without any additional modification, improvement or refurbishing by Tenant.

5. Base Rent. As of the Effective Date, Section C of Part I of the Lease and Section 6 of Addendum No. 1 are hereby amended as follows:

20

C. BASE RENT (Lease Provisions, Paragraph 5):

Lease Period Monthly Base Annualized

Rent Base Rent

(7/12/04 — 8/31/04) $106,190.00 $1,274,280.00

(9/1/04 — 8/31/05) $70,505.73 $846,068.75

(9/1/05 — 8/31/06) $72,496.48 $869,957.75

(9/1/06 — 8/31/07) $74,487.23 $893,846.75

(9/1/07 — 8/31/08) $76,477.98 $917,735.75

(9/1/08 — 8/31/09) $78,468.73 $941,624.75

6. Tenant’s Share. As of the Effective Date, Section D.2 of Part I of the Lease and Section 7 of Addendum No. 1 are modified as follows:

D. ADDITIONAL RENT (Lease Provisions, Paragraph 5.3):

2. Tenant’s Share (Lease Provisions, Paragraph 5.3.1): Except as provided below, Tenant’s Share for Tenant’s payment of Operating Expenses during the Lease Term means Forty-two and 26/100 percent (42.26%). Tenant’s Share for Tenant’s payment of Operating Expenses from July 12, 2004 through August 31, 2004 means Thirty-nine and 61/100 percent (39.61%). Tenant’s Share for Tenant’s payment of Operating Expenses during the Extended Term means Thirty and 44/100 percent (30.44%).

7. Other Provisions.

Tenant represents, warrants and agrees with Landlord as follows:

(a) The Lease and this Addendum No. 2 embody the entire agreement now existing with Landlord related to the Premises; and

(b) The Lease, as modified hereby, is in full force and effect; and

(c) The Lease, or any interest therein, has not been previously transferred, subleased, assigned or pledged by Tenant; and

(d) Tenant is not aware of any default by Tenant or Landlord under either the Lease or this Addendum No. 2.

Landlord represents, warrants and agrees with Tenant as follows:

(a) The Lease and this Addendum No. 2 embody the entire agreement now existing with Tenant related to the Premises; and

(b) The Lease, as modified hereby, is in full force and effect; and

(c) Landlord is not aware of any default by Tenant or Landlord under either the Lease or this Addendum No. 2.

8. General. Landlord and Tenant acknowledge and confirm that, in connection with or by reason of the Lease extension contained in this Addendum No. 2 or otherwise, no tenant improvement or refurbishing allowance or other amount shall be payable by Landlord, except as specifically provided in this Addendum No.2. Without limiting any provision respecting assignment or transfer as contained in the Lease, this Addendum No. 2 shall be binding upon and inure to the benefit of the respective legal representatives, and any authorized successors and assigns of the parties. This Addendum No. 2 shall be governed by, and construed in accordance with, the laws of the State of Utah. All notices and other communications given pursuant to the Lease, as modified hereby, shall be made as provided in the Lease. Except as modified in this Addendum No. 2, the Lease is, and shall remain, in full force and effect. The Lease, as amended by this Addendum No. 2, shall not be further amended or modified except by a written instrument signed by the parties. In the event of any conflict between the terms of the Lease and this Addendum No.2, this Addendum No.2 shall control. The person executing this Addendum No. 2 on behalf of Tenant warrants and represents that: (a) Tenant is a duly organized and existing legal entity, in good standing in the State of Utah, and qualified to do business in the State of Utah; (b) Tenant has full right and authority to execute, deliver and perform this Addendum No. 2 and no approval or consent of any third party (other than the parties to this Addendum No. 2) is necessary to make such Addendum No.2 effectual or otherwise valid and binding; and (c) the person executing this Addendum No. 2 on behalf of Tenant was authorized to do so. The person executing this Addendum No. 2 on behalf of Landlord warrants and represents that: (a) Landlord is a duly organized and existing legal entity, in good standing in the State of Utah; (b) Landlord has full right and authority to execute, deliver and perform this Addendum No.2 and no approval or consent of any third party (other than the parties to this Addendum No. 2) is necessary to make this Addendum No. 2 effectual or otherwise valid and binding; and (c) the person executing this Addendum No. 2 on behalf of Landlord was authorized to do so. This Addendum No. 2 shall not be effective or binding unless and until it is fully executed and delivered by Landlord and Tenant. This Addendum No. 2 may be executed in multiple counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

DATED this              day of July, 2004.

LANDLORD:

2795 E. COTTONWOOD PARKWAY, L.C., a Utah

limited liability company, by its following Manager

COTTONWOOD PARTNERS MANAGEMENT, LTD., a Utah limited partnership, by its following general partner, COTNET MANAGEMENT, INC., a Utah corporation

By	/s/ JOHN L. WEST
Title:	PRESIDENT

TENANT:

SONIC INNOVATIONS, INC., a Delaware
corporation

By:	/s/ ANDREW G. RAGUSKUS
Title:	CEO

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